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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Sears Holdings Corporation pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated August 8, 2003 relating to the financial statements and financial statement schedule of Kmart Holding Corporation, appearing in Kmart Holding Corporation's Annual Report on Form 10-K for the year ended January 26, 2005.

PricewaterhouseCoopers LLP

Detroit, Michigan
March 23, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM